Exhibit 99.5

Regional Tire Distributors (Calgary) Inc.

Index

February 28, 2014 and 2013 and February 29, 2012

Collins Barrow Edmonton LLP
INDEPENDENT AUDITORS’ REPORT	2380 Commerce Place
10155—102 Street N.W.
Edmonton, Alberta
T5J 4G8 Canada
T. 780.428.1522
F. 780.425.8189
To the Shareholders of Regional Tire Distributors (Calgary) Inc.	www.collinsbarrow.com

Report on the Financial Statements

We have audited the accompanying financial statements of Regional Tire Distributors (Calgary) Inc., which comprise the balance sheets as of February 28, 2014, February 28, 2013 and February 29, 2012, and the related statements of operations, retained earnings and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with Accounting Standards for Private Enterprises; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regional Tire Distributors (Calgary) Inc. as of February 28, 2014, February 28, 2013 and February 29, 2012, and the results of their operations and their cash flows for the years then ended in accordance with Canadian Accounting Standards for Private Enterprises.

Basis of Accounting

As more fully described in Note 2 to the financial statements, the Company’s policy is to prepare its financial statements on the basis of Canadian Accounting Standards for Private Enterprises which differ from accounting principles generally accepted in the United States of America. Our opinion is not modified with respect to that matter. Information relating to the nature and effect of such differences is presented in note 14 to the financial statements.

Edmonton, Alberta	/s/ Collins Barrow Edmonton LLP
June 25, 2014 except for Note 14 (footnotes (a) and (d)) which are as of August 18, 2014	Chartered Accountants

This office is independently owned and operated by Collins Barrow Edmonton LLP
The Collins Barrow trademarks are used under License.

REGIONAL TIRE DISTRIBUTORS (CALGARY) INC.

Balance Sheets

As at February 28, 2014, February 28, 2013 and February 29, 2012

	February 28, 2014	February 28, 2013	February 29, 2012
ASSETS
Current Assets
Cash	$521,350	$162,529	$374,494
Accounts receivable (Note 3)	2,003,962	1,838,295	2,044,799
Goods and Services Tax receivable	115,753	44,931	116,969
Inventories (Note 4)	6,223,543	5,250,280	4,776,357
Prepaid expenses	57,618	11,688	15,157
Income taxes receivable	63,782	—	—

	8,986,008	7,307,723	7,327,776

Due from corporate shareholder (Note 5)	13,135	7,537	11,371
Loans receivable from related parties (Note 6)	107,236	62,034	39,557
Property and equipment (Note 7)	627,322	617,281	646,668
Goodwill (Note 13)	1,572,961	—	—

	$11,306,662	$7,994,575	$8,025,372

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$555,251	$522,633	$349,163
Income taxes payable	—	469,917	14,115
Management remuneration payable	770,000	54,000	975,000
Current portion of contingent liabilities (Note 13)	320,944	—	—

	1,646,195	1,046,550	1,338,278

Due to corporate shareholders (Note 5)	76,050	113,181	73,205
Shareholder’s loan (Note 8)	1,152,568	1,075,000	—
Loans payable to related parties (Note 6)	1,691,068	993,905	3,297,394
Contingent liabilities (Note 13)	752,017	—	—

	5,317,898	3,228,636	4,708,877

SHAREHOLDERS’ EQUITY
Common shares (Note 9)	100	100	100
Preferred shares (Note 9)	197	200	200
Retained earnings	5,988,467	4,765,639	3,316,195

	5,988,764	4,765,939	3,316,495

	$11,306,662	$7,994,575	$8,025,372

Commitment and Contingency (Note 11)

See accompanying notes

REGIONAL TIRE DISTRIBUTORS (CALGARY) INC.

Statements of Operations

For the Years Ended February 28, 2014, February 28, 2013 and February 29, 2012

	February 28, 2014	February 28, 2013	February 29, 2012
Sales (Note 6)	$25,592,573	$19,961,625	$16,589,405
Cost of sales (Note 6)	20,463,834	15,726,623	12,987,392

Gross profit	5,128,739	4,235,002	3,602,013

Expenses
Wages and benefits	1,157,144	924,909	768,228
Management bonus	700,000	—	975,000
Rent (Note 6)	558,657	526,980	457,250
Amortization	203,659	162,146	91,897
Automotive	185,929	152,488	125,964
Management fees (Note 6)	180,000	180,000	180,000
Interest and bank charges	113,893	72,078	63,703
Property taxes	101,761	106,471	112,937
Professional fees (Note 6)	67,835	7,681	12,608
Utilities	66,868	41,618	63,411
Computer expenses (Note 6)	56,107	37,571	26,912
Repairs and maintenance	39,579	34,082	28,847
Bad debt expense	32,260	77,546	160,772
Telephone	25,235	18,299	14,867
Insurance	23,767	23,189	26,681
Office	20,008	16,642	22,438
Advertising and promotion	17,186	44,185	15,007
Meals and entertainment	8,254	9,181	2,834
Dues and memberships	168	125	398

	3,558,310	2,435,191	3,149,754

Income before other revenue and income taxes	1,570,429	1,799,811	452,259

Other revenue
Rental income	152,340	152,340	126,950
Interest income	31,334	22,210	17,129

Income before income taxes	1,754,103	1,974,361	596,338
Income taxes expense	462,218	524,917	69,931

Net income	$1,291,885	$1,449,444	$526,407

See accompanying notes

REGIONAL TIRE DISTRIBUTORS (CALGARY) INC.

Statements of Retained Earnings

For the Years Ended February 28, 2014, February 28, 2013 and February 29, 2012

	February 28, 2014	February 28, 2013	February 29, 2012
Balance, beginning of year	$4,765,639	$3,316,195	$3,036,598
Net income	1,291,885	1,449,444	526,407
Redemption of preferred shares (Note 9)	(69,057)	—	(246,810)

Balance, end of year	$5,988,467	$4,765,639	$3,316,195

See accompanying notes

REGIONAL TIRE DISTRIBUTORS (CALGARY) INC.

Statements of Cash Flows

For the Years Ended February 28, 2014, February 28, 2013 and February 29, 2012

	February 28, 2014	February 28, 2013	February 29, 2012
Cash provided by (used in):
Operating Activities
Net income	$1,291,885	$1,449,444	$526,407
Items not affecting cash
Amortization	203,659	162,146	91,897

	1,495,544	1,611,590	618,304
Change in non-cash working capital items (Note 10)	(280,072)	437,360	(5,417,523)

	1,215,472	2,048,950	(4,799,219)

Investing Activities
Purchase of equipment	(138,700)	(132,759)	(493,938)
Advances to corporate shareholder	(5,598)	—	(11,371)
Repayments from corporate shareholder	—	3,834	—
Advances to related parties	(64,965)	(27,656)	(39,557)
Repayments from related parties	19,763	5,179	—
Assets purchased (Note 13)	(1,335,691)	—	—

	(1,525,191)	(151,402)	(544,866)

Financing Activities
Advances from corporate shareholders	70,143	109,976	3,205
Repayments to corporate shareholders	(107,274)	(70,000)	—
Advances from shareholder	77,568	1,075,000	—
Advances from related parties	1,305,003	605,888	2,518,813
Repayments to related parties	(607,840)	(3,830,377)	—
Redemption of preferred shares	(69,060)	—	(246,870)
Issuance of shares	—	—	100

	668,540	(2,109,513)	2,275,248

(Decrease) increase in cash	358,821	(211,965)	(3,068,837)
Cash, beginning of year	162,529	374,494	3,443,331

Cash, end of year	$521,350	$162,529	$374,494

See accompanying notes

REGIONAL TIRE DISTRIBUTORS (CALGARY) INC.

Notes to the Financial Statements

February 28, 2014, February 28, 2013 and February 29, 2012

1. Nature of operations

The Company was incorporated under the Alberta Business Corporations Act on October 26, 1987 and operated a wholesale tire distribution business under its original name as South Alta Tire Distributors Ltd. The company changed its name to Regional Tire Distributors (Calgary) Inc. on October 5, 2010.

2. Summary of significant accounting policies

Basis of presentation

These financial statements are prepared in accordance with Canadian accounting standards for private enterprises.

Revenue recognition

Revenue is recognized when the goods have been delivered, the services have been completed, the transaction has been accepted by the customer and collection is reasonably assured. The Company reports its revenue net of returns, sales discounts and rebates to customers.

Interest revenue is recognized on an annual basis as it is earned.

Rental revenue earned under a lease agreement is recognized as revenue over the term of the underlying lease. All rent increases based on escalation clauses in lease agreements are accounted for on a straight-line basis over the term of the respective leases. Property taxes, other operating cost recoveries, and other incidental income are recognized on an accrual basis.

Vendor Rebates and Allowances

The Company participates in various purchase rebate programs with its major tire vendors including early payment incentives and volume purchase rebates based on defined levels of purchase volume. These arrangements enable the Company to earn rebates that reduce the cost of merchandise purchased. Vendor rebates and allowances are accrued as earned. Vendor rebates and allowances earned are initially recorded as a reduction in the cost of merchandise inventories and are included in operations (as a reduction of cost of goods sold) in the period the related product is sold. Accordingly, the amount of vendor rebates included in operations in any year could include rebates earned in a prior year.

Allowance for doubtful accounts

The allowance for doubtful accounts reflects management’s best estimate of losses on the accounts receivable balances. The company maintains an allowance for doubtful accounts that is estimated based on a variety of factors including accounts receivable aging, historical experience and other currently available information, including events such as customer bankruptcy and current economic conditions. Interest is charged on overdue account receivable balances. A provision is recorded in the period in which the receivable is deemed uncollectible.

Inventories

Inventories are valued at the lower of cost or net realizable value. The cost of inventories comprises all costs of purchase and other costs incurred in bringing the inventories to their present location and condition

REGIONAL TIRE DISTRIBUTORS (CALGARY) INC.

Notes to the Financial Statements

February 28, 2014, February 28, 2013 and February 29, 2012

including volume rebates and allowances from vendors. The cost of inventories is determined using the first-in, first-out (FIFO) method. Net realizable value is the estimated selling price in the ordinary course of business, less costs necessary to complete the sale. Inventory is reduced for the estimated losses due to obsolescence. This reduction is determined for groups of products based on purchases in the recent past and/or expected future demand.

Property and equipment

Property and equipment are recorded at cost less accumulated amortization.

Amortization is calculated at the following annual rates:

Office equipment	- 20% declining balance basis
Computer equipment	- 30%-100% declining balance basis
Shop equipment	- 20% declining balance basis
Automotive equipment	- 30% declining balance basis
Leasehold improvement	- 5 year straight line basis
Fencing	- 10% declining balance basis

Property and equipment are tested for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable when it exceeds the sum of the undiscounted cash flows expected from its use and eventual disposal. In such a case, an impaired loss must be recognized and is equivalent to the excess of the carrying amount of a long-lived asset over its fair value.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of net assets acquired. Goodwill is allocated as of the date of the business combination to the Company’s reporting units that are expected to benefit from the synergies of the business combination.

Goodwill is tested for impairment whenever events or changes in circumstances indicate that it might be impaired. The impairment test consists of a comparison of the fair value of the reporting unit to which goodwill is assigned with its carrying amount. Any impairment loss in the carrying amount compared with the fair value is charged to income in the year in which the loss is recognized.

Income taxes

The Company uses the future income taxes method to account for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Contingent liabilities

A contingent liability is recognized when the Company has a present obligation as a result of a past event, when it is probable that an outflow of resources embodying economic benefits will be required to settle the

REGIONAL TIRE DISTRIBUTORS (CALGARY) INC.

Notes to the Financial Statements

February 28, 2014, February 28, 2013 and February 29, 2012

obligation, and when a reliable estimate can be made of the amount of the obligation. A contingent liability is discounted using a current pre-tax rate that reflects the risks specific to the liability and is re-measured at fair value at each reporting date.

Use of estimates

The preparation of financial statements in conformity with Accounting Standards for Private Enterprises requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more subjective estimates included in these financial statements are the determination of allowance for doubtful accounts receivable, valuation of inventory, estimated useful lives of property and equipment for purposes of calculating amortization and valuation of contingent liabilities. Actual results could differ from those estimates.

Financial Instruments

Measurement of financial instruments

The company initially measures its financial assets and liabilities at fair value, except for certain non-arm’s length transactions. The Company subsequently measures all its financial assets and financial liabilities at amortized cost. Changes in fair value are recognized in net income.

Financial assets measured at amortized cost include cash, accounts receivable, due from corporate shareholder and loans receivable from related parties.

Financial liabilities measured at amortized cost include accounts payable and accrued liabilities, management remuneration payable, due to corporate shareholders, shareholder’s loan and loans payable to related parties.

Impairment

Financial assets measured at cost are tested for impairment when there are indicators of impairment. The amount of the write-down is recognized in net income. The previously recognized impairment loss may be reversed to the extent of the improvement, directly or by adjusting the allowance account, provided it is no greater than the amount that would have been reported at the date of the reversal had the impairment not been recognized previously. The amount of the reversal is recognized in net income.

Transaction costs

Transaction costs relating to financial instruments that are measured subsequently at fair value are recognized in operations in the year in which they are incurred. For instruments that are subsequently measured at amortized cost, the amount initially recognized is adjusted for transaction costs directly attributable to the origination, acquisition, issuance or assumption.

REGIONAL TIRE DISTRIBUTORS (CALGARY) INC.

Notes to the Financial Statements

February 28, 2014, February 28, 2013 and February 29, 2012

3. Accounts Receivable

Accounts receivable consists of the following:

	February 28, 2014	February 28, 2013	February 29, 2012
Trade receivable	$2,325,091	$2,138,210	$2,289,971
Allowance for doubtful accounts	(321,129)	(299,915)	(245,172)

	$2,003,962	$1,838,295	$2,044,799

4. Inventories

Inventories consist of the following:

	February 28, 2014	February 28, 2013	February 29, 2012
Tires	$6,149,119	$5,183,560	$4,719,657
Wheel	74,424	66,720	56,700

	$6,223,543	$5,250,280	$4,776,357

As at February 28, 2014 year end, inventory included volume rebates and allowances in the amount of $168,422 (February 28, 2013—$352,660; February 29, 2012—$390,461).

Cost of sales reported on the statement of operations include $20,463,834 (February 28, 2013—$15,726,623 February 29, 2012—$12,987,392) of inventories recognized as an expense during the year.

5. Due from/Due to Corporate Shareholders

Due from corporate shareholder are as follows:

	February 28, 2014	February 28, 2013	February 29, 2012
Regional Tire Distributors (Edmonton) Inc. (ownership 25%)	$13,135	7,537	11,371

	$13,135	$7,537	$11,371

Due from corporate shareholder is unsecured, non-interest bearing and has no stated terms of repayment.

As the loan to corporate shareholder has no stated terms of repayment and is not expected to be repaid within the next year, it has been classified as a long term asset.

Due to corporate shareholders are as follows:

	February 28, 2014	February 28, 2013	February 29, 2012
673889 Alberta Ltd. (ownership 25%)	$69,060	$—	$70,000
Regional Tire Distributors (Edmonton) Inc. (ownership 25%)	6,990	5,907	3,205
L & K Tire Inc. (ownership 25%)	—	107,274	—

	$76,050	$113,181	$73,205

REGIONAL TIRE DISTRIBUTORS (CALGARY) INC.

Notes to the Financial Statements

February 28, 2014, February 28, 2013 and February 29, 2012

Due to corporate shareholders are unsecured, non-interest bearing and have no stated terms of repayment.

As the corporate shareholders have agreed in writing not to demand repayment of any portion of the loan balances prior to March 1, 2015, the loans have been classified as long term liabilities.

6. Loans Receivable from/Payable to Related Parties and Related Party Transactions

Loans receivable from related parties are as follows:

	February 28, 2014	February 28, 2013	February 29, 2012
Kirk’s Tire (Brooks) Ltd.	$26,229	$17,552	$9,389
Kirk’s Tire (Calgary) Ltd.	—	—	5,179
Kirk’s Tire (Red Deer) Ltd.	3,798	9,513	6,136
Kirk’s Tire Ltd.	18,185	21,517	17,163
Regional Tire Distributors (Langley) Inc.	265	10,981	1,690
Regional Tire Distributors (Victoria) Inc.	2,958	2,286	—
Regional Tire Distributors (Vernon) Inc.	3,073	185	—
Regional Tire Distributors (Manitoba) Inc.	9,912	—	—
Tirecraft Lloydminster Truck Centre Inc.	2,816	—	—
Darren Vasseur	40,000	—	—

	$107,236	$62,034	$39,557

Loans receivable from the parties noted above are unsecured, non-interest bearing and have no stated terms of repayment. The relationship between Regional Tire Distributors (Calgary) Inc. and each of these parties is as follows:

Kirk’s Tire (Brooks) Ltd., Kirk’s Tire (Red Deer) Ltd., Regional Tire Distributors (Langley) Inc., Regional Tire Distributors (Victoria) Inc., Regional Tire Distributors (Vernon) Inc., Regional Tire Distributors (Manitoba) Inc. and Tirecraft Lloydminster Truck Centre Inc. are significantly influenced by a director of Regional Tire Distributors (Calgary) Inc.

Kirk’s Tire Ltd. is a company controlled by a director of Regional Tire Distributors (Calgary) Inc.

Kirk’s Tire (Calgary) Ltd. is controlled by an immediate family member of a director of Regional Tire Distributors (Calgary) Inc.

Darren Vasseur is a director of Regional Tire Distributors (Calgary) Inc.

As the loans receivable have no stated terms of repayment and are not expected to be repaid within the next year, they have been classified as long term assets.

REGIONAL TIRE DISTRIBUTORS (CALGARY) INC.

Notes to the Financial Statements

February 28, 2014, February 28, 2013 and February 29, 2012

Loans payable to related parties are as follows:

	February 28, 2014	February 28, 2013	February 29, 2012
VLK Properties Inc.	$48,616	$51,871	$175,818
KDW Enterprises Ltd.	128,288	24,863	69,061
Kirk’s Adminco Ltd.	16,275	18,803	18,165
Kirk’s Tire (Calgary) Ltd.	—	—	55
Kirk’s Tire Ltd.	1,328,429	895,457	1,696,738
Pask Technology Group Inc.	1,037	781	684
Regional Tire Distributors (Langley) Inc.	5,984	1,247	—
Regional Tire Distributors (Vernon) Inc.	5,606	883	—
Tirecraft Western Canada Ltd.	156,833	—	—
Ward Tire	—	—	300,000
Doug Vasseur	—	—	410,936
Karen Vasseur	—	—	436,684
Darren Vasseur	—	—	189,253

	$1,691,068	$993,905	$3,297,394

Loans payable to the parties noted above are unsecured, non-interest bearing and have no stated terms of repayment, except Kirk’s Tire Ltd. which is secured by inventory. The relationship between Regional Tire Distributors (Calgary) Inc. and each of these parties is as follows:

KDW Enterprise Ltd., Kirk’s Adminco Ltd., Pask Technology Group Inc., Regional Tire Distributors (Langley) Ltd. and Regional Tire Distributors (Vernon) Ltd. are significantly influenced by a director of Regional Tire Distributors (Calgary) Inc.

Kirk’s Tire Ltd. is a company controlled by a director of Regional Tire Distributors (Calgary) Inc.

VLK Properties Inc. is under common control.

Tirecraft Western Canada Ltd. is a company wholly owned by one of the shareholders of Regional Tire Distributors (Calgary) Inc.

Kirk’s Tire (Calgary) Ltd. is indirectly controlled by an immediate family member of a director of Regional Tire Distributors (Calgary) Inc.

Ward Tire is under common ownership of Regional Tire Distributors (Calgary).

Darren Vasseur is a director of Regional Tire Distributors (Calgary) Inc. Doug Vasseur and Karen Vasseur are immediate family members of the director.

As the related parties have agreed in writing not to demand repayment of any portion of the loan balances prior to March 1, 2015, the loans have been classified as long term liabilities.

REGIONAL TIRE DISTRIBUTORS (CALGARY) INC.

Notes to the Financial Statements

February 28, 2014, February 28, 2013 and February 29, 2012

Sales to related parties are as follows:

	February 28, 2014	February 28, 2013	February 29, 2012
Kirk’s Tire (Brooks) Ltd.	$287,835	$261,323	$195,857
Kirk’s Tire (Calgary) Ltd.	—	—	139,154
Kirk’s Tire (Red Deer) Ltd.	166,990	132,304	171,813
KDW Enterprises Ltd.	793	335	—
Regional Tire Distributors (Edmonton) Inc.	75,372	181,406	151,258
Regional Tire Distributors (Langley) Inc.	32,717	10,056	—
Regional Tire Distributors (Victoria) Inc.	41,933	17,830	—
Regional Tire Distributors (Vernon) Inc.	34,240	24,688	1,543
Regional Tire Distributors (Manitoba) Inc.	193,240	—	—
Tirecraft Lloydminster Truck Centre Inc.	22,070	1,678	1,364

	$855,190	$629,620	$660,989

Inventory purchases from related parties are as follows:

	February 28, 2014	February 28, 2013	February 29, 2012
Kirk’s Tire (Brooks) Ltd.	$—	$—	$551
Kirk’s Tire (Red Deer) Ltd.	604	—	380
Kirk’s Tire Ltd.	3,516,716	2,727,411	2,837,377
KDW Enterprises Ltd.	707,495	842,185	861,060
L&K Tire Inc.	101	126,999	24,881
Regional Tire Distributors (Edmonton) Inc.	743,230	123,978	142,204
Regional Tire Distributors (Langley) Inc.	201,431	24,207	1,968
Regional Tire Distributors (Vernon) Inc.	85,109	5,131	487
Regional Tire Distributors (Manitoba) Inc.	5,769	—	—

	$5,260,455	$3,849,911	$3,868,908

Included in the rent expense are lease payments to VLK Properties Inc., a company under common control, which amounted to $526,980 for the 2014 fiscal year (February 28, 2013—$526,980; February 29, 2012—$457,250)

Included in the management fees expense are administrative services fee paid to Kirk’s Adminco Ltd., a company under common control, which amounted to $180,000 for the 2014 fiscal year (February 28, 2013—$180,000; February 29, 2012—$180,000).

Included in computer expenses are information technology services payments to Pask Technology Group Inc., a company related through a common director of Regional Tire Distributors (Calgary) Inc., which amounted to $15,300 for the 2014 fiscal year (February 28, 2013—$9,944; February 29, 2012—$5,922)

Included in cost of sales are advertising expense payments to Tirecraft Western Canada Ltd., a company related through a common director of Regional Tire Distributors (Calgary) Inc., which amounted to $156,833 for the 2014 fiscal year (February 28, 2013—$nil; February 29, 2012—$nil).

Included in the professional fees expense is an amount of $30,000 paid to BJK Holdings Ltd., a 25% shareholder of Regional Tire Distributors (Calgary) Inc., related to negotiation services provided to the Company regarding the purchase of assets from Harper’s Tire (1931) Ltd.

REGIONAL TIRE DISTRIBUTORS (CALGARY) INC.

Notes to the Financial Statements

February 28, 2014, February 28, 2013 and February 29, 2012

These transactions are in the normal course of operations and have been reported in these financial statements at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

7. Property and Equipment

	February 28, 2014
	Cost	Accumulated Amortization	Net
Office equipment	$18,171	$11,662	$6,509
Computer equipment	36,057	17,646	18,411
Shop equipment	140,375	49,745	90,630
Automotive equipment	524,771	323,056	201,715
Leasehold improvements	598,367	293,753	304,614
Fencing	7,859	2,416	5,443

	$1,325,600	$698,278	$627,322

	February 28, 2013
	Cost	Accumulated Amortization	Net
Office equipment	$13,071	$10,672	$2,399
Computer equipment	10,662	10,662	—
Shop equipment	78,125	34,869	43,256
Automotive equipment	403,816	262,525	141,291
Leasehold improvements	598,367	174,080	424,287
Fencing	7,859	1,811	6,048

	$1,111,900	$494,619	$617,281

	February 29, 2012
	Cost	Accumulated Amortization	Net
Office equipment	$13,071	$10,072	$2,999
Computer equipment	10,662	10,407	255
Shop equipment	74,175	24,549	49,626
Automotive equipment	302,157	229,184	72,973
Leasehold improvements	571,217	57,121	514,096
Fencing	7,859	1,140	6,719

	$979,141	$332,473	$646,668

8. Shareholder’s loan

Shareholder’s loan at February 28, 2014 which includes amounts outstanding at February 28, 2013 are unsecured, non-interest bearing, and are due March 1, 2015.

9. Share Capital

Authorized:
Unlimited number of Class “A” through “D” common voting shares
Unlimited number of Class “E” through “H” common non-voting shares
Unlimited number of Class “I” through “L” preferred redeemable non-voting shares
Unlimited number of Class “M” through “P” preferred redeemable voting shares

REGIONAL TIRE DISTRIBUTORS (CALGARY) INC.

Notes to the Financial Statements

February 28, 2014, February 28, 2013 and February 29, 2012

	February 28, 2014	February 28, 2013	February 29, 2012
Issued:
25 Class A common shares	$25	$25	$25
25 Class B common shares	25	25	25
25 Class C common shares	25	25	25
25 Class D common shares	25	25	25

	100	100	100

2,000 Class I preferred shares	—	200	200
1,973 Class I preferred shares	197	—	—

	197	200	200

	$297	$300	$300

Class I preferred shares issued have redemption value of $2,557.76 per share.

On December 31, 2013, the Company redeemed 27 Class I preferred shares with a paid up capital of $0.10 and a redemption amount of $69,060. The excess of the redemption value over the paid up capital amount of $69,057 is recorded as a reduction of retained earnings.

On November 29, 2011, the Company redeemed 60 Class E preferred shares with a paid up capital of $1.00 and a redemption amount of $246,870. The excess of the redemption value over the paid up capital amount of $246,810 was recorded as a reduction of retained earnings. The existing share certificate was cancelled.

10. Non-cash Working Capital Items

Non-cash working capital items related to operations are as follows:

	February 28, 2014	February 28, 2013	February 29, 2012
Accounts receivable	$(165,667)	$206,504	$(1,351,839)
Goods and Services Tax receivable	(70,822)	72,038	(117,099)
Inventories	(240,572)	(473,923)	(3,721,491)
Prepaid expenses	(17,930)	3,469	(7,014)
Income taxes receivable	(63,782)	—	—
Accounts payable and accrued liabilities	32,618	173,470	(220,027)
Income taxes payable	(469,917)	455,802	(53)
Management remuneration payable	716,000	—	—

	$(280,072)	$437,360	$(5,417,523)

11. Commitment and Contingency

Commitment

The Company has entered into an operating lease for its premises expiring March 30, 2016.

REGIONAL TIRE DISTRIBUTORS (CALGARY) INC.

Notes to the Financial Statements

February 28, 2014, February 28, 2013 and February 29, 2012

The required payments in future fiscal periods are as follows:

2015	$113,944
2016	113,944
2017	9,495

$237,383

Contingency

On January 1, 2014, the Company entered into a consultation agreement with the former owners of Harper’s Tire (1931) Ltd. (Harper) (Note 13). Pursuant to the agreement, Harper has agreed to provide certain consulting and marketing services in favour of the Company for a period of five years in exchange for fees equal to 50% of the Company’s pre-tax profits generated from products sold by the Company to Harper’s previous customers. The amount of the fee is to be determined by the end of each calendar year.

12. Financial Instruments

Credit Risk

The Company is susceptible to credit risk on its accounts receivable and mitigates this risk through an extensive credit evaluation process.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. The Company is exposed to this risk mainly in respect to its accounts payable and accrued liabilities and its management remunerations payable. As at February 28, 2014, the Company has a working capital balance of $7,339,813 (February 28, 2013—$6,261,173; February 29, 2012—$5,989,498)

Interest Rate Risk

Interest rate risk refers to adverse consequences of interest rate changes on the Company’s cash flows and financial position. Management does not believe the Company is exposed to significant interest rate risk.

13. Asset Purchase

On January 1, 2014, the Company acquired assets from Harper’s Tire (1931) Ltd. The aggregate adjusted purchase price was $2,408,652 and was allocated to the assets acquired based on their fair market value as follows:

Inventories	$732,691
Lease deposits	28,000
Property and equipment	75,000
Goodwill	1,572,961

Total assets acquired	$2,408,652

Total consideration for the acquisition consists of the following:
Cash payment	$1,335,691
Contingent consideration	1,072,961

$2,408,652

REGIONAL TIRE DISTRIBUTORS (CALGARY) INC.

Notes to the Financial Statements

February 28, 2014, February 28, 2013 and February 29, 2012

14. Canadian Accounting Standards for Private Enterprises and US GAAP Reconciliation

The financial statements of the Company have been prepared in accordance with Canadian Accounting Standards for Private Enterprises. The material differences between the accounting policies used by the Company under Canadian Accounting Standards for Private Enterprises and US GAAP are disclosed below.

a) Income Taxes

Under US GAAP, the Company recognizes a tax benefit if it is more likely than not that a tax position taken or expected to be taken in a tax return will be sustained upon examination by taxing authorities based on the merits of the position. The tax benefit recognized in the financial statements is measured based on the largest amount of benefit that is greater than 50 per cent likely of being realized upon settlement. The difference between a tax position taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to this guidance represents an unrecognized tax benefit. An unrecognized tax benefit is disclosed as a long-term liability unless the Company anticipates a payment or receipt within one year in respect of the position. As a result of implementing these provisions there was no material impact on the Company’s financial statements.

Under US GAAP the Company is required to calculate and record corporate income taxes based on enacted corporate income tax rates. Under ASPE, the Company had calculated and recognized corporate income taxes using substantively enacted corporate income tax rates. For the Company, enacted and substantively enacted corporate tax rates are the same; as a result no differences to calculated and recognized corporate income taxes arise. There are no material differences between the Company’s statutory income tax rate and the effective tax rate.

b) Variable Interest Entities

The Company has performed a review of the entities with which it conducts business and has concluded that there are no entities that are required to be consolidated or variable interests that are required to be disclosed under the requirements of ASC Topic 810, Consolidation of Variable Interest Entities.

c) Preferred shares

Under US GAAP, the Company recognizes preferred shares at stated capital value as part of equity if there is not an unconditional obligation for the Company to redeem the shares by transferring an asset on a specified or determinable date or upon an event that is certain to occur. For the Company, there is no unconditional obligation for the preferred shares to be redeemed at the option of the holder at January 31, 2012, January 31, 2013 and January 31, 2014, therefore the stated value of the preferred shares has been reported as an equity component.

d) Comprehensive Income

US GAAP requires the presentation of a Statement of Comprehensive Income. The Company has no items that would cause such presentation to differ from the amounts presented as Net Income in the accompanying financials statements.